UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 22, 2004

            Structured Asset Securities Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-115858	74-2440850
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 Seventh Avenue, 7th Floor New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 526-7000

                                                  None

(Former Name or Former Address, if Changed Since Last Report)

Item 8.01.  Other Events.(1)

In connection with the offering of the Structured Asset Investment Loan Trust Mortgage Pass-Through Certificates, Series 2004-10, Lehman Brothers Inc. as underwriter of the Certificates (the “Underwriter”) has prepared certain materials (the “Computational Materials”), for distribution to potential investors.  Although Structured Asset Securities Corporation provided the Underwriter with certain information regarding the characteristics of the mortgage loans in the related portfolio, it did not participate in the preparation of the Computational Materials filed hereby.

For purposes of this Form 8-K, “Computational Materials” shall mean certain descriptive information about the mortgage loans underlying the offering of Structured Asset Securities Corporation Mortgage Pass-Through Certificates, including data regarding the contractual and related characteristics of the underlying mortgage loans, such as the weighted average coupon, weighted average maturity and other factual information regarding the types of assets comprising the mortgage pool.  The Computational Materials will be filed concurrently herewith under Form SE as Exhibit 99.1.

(1)              Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them in the Prospectus.

Item 9.01.  Financial Statements and Exhibits.

(a)        Not applicable.

(b)        Not applicable.

(c)        Exhibits:

99.1     Computational Materials. (P)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                        STRUCTURED ASSET SECURITIES

                                                                           CORPORATION

By:    /s/ Ellen Kiernan

Name: Ellen V. Kiernan

                                                                              Title:   Senior Vice President

Dated: October 22, 2004

EXHIBIT INDEX

Exhibit No.                                          Description                                         Page No.

99.1                                                     Computational Materials                           P

Exhibit 99.1     Computational Materials (P)

[Filed by Form SE]